EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS
DATED MARCH 11, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-43925, No. 333-48172, No. 333-94223, and No. 333-98123) of CDW Corporation of our reports dated January 16, 2004, except for Note 15, as to which the date is February 12, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois March 11, 2004